Exhibit 99.3

OWP VENTURES, INC. / PUNTO GROUP, CORP.

PRO FORMA CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	As of September 30, 2018
	OWP	Punto Group,		Pro Forma
	Ventures, Inc.	Corp.	Elimination	Combined
ASSETS

Current assets	$318,382	$-	$-	$318,382
Other assets	253,398	-	-	253,398

Total assets	$571,780	$-	$-	$571,780

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities	$282,405	$124,244	$-	$406,649

Total liabilities	282,405	124,244	-	406,649

Stockholders’ equity (deficit):
Preferred Stock	-	-	-	-
Common stock	3,315	5,290	(3,315)	5,290
Additional paid-in capital	938,731	24,510	(649,356)	313,885
Stock Receivable	(2,105)	-	2,105	-
Accumulated other comprehensive income	20,453	-	(20,453)	-
Accumulated deficit	(671,019)	(154,044)	671,019	(154,044)
Total stockholders’ equity (deficit)	289,375	(124,244)	-	165,131

Total liabilities and stockholders’ equity (deficit)	$571,780	$-	$-	$571,780

	As of December 31, 2017
	OWP	Punto Group,		Pro Forma
	Ventures, Inc.	Corp.	Elimination	Combined
ASSETS

Current assets	$8,904	$-	$-	$8,904

Total assets	$8,904	$-	$-	$8,904

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities	$3,513	$98,345	$-	$101,858

Total liabilities	3,513	98,345	-	101,858

Stockholders’ equity (deficit):
Preferred Stock	-	-	-	-
Common stock	96,519	5,290	(96,519)	5,290
Additional paid-in capital	-	24,510	5,391	29,901
Accumulated other comprehensive income	1,900	-	(1,900)	-
Accumulated deficit	(93,028)	(128,145)	93,028	(128,145)
Total stockholders’ equity (deficit)	5,391	(98,345)	-	(92,954)

Total liabilities and stockholders’ equity (deficit)	$8,904	$-	$-	$8,904

OWP VENTURES, INC. / PUNTO GROUP, CORP.

PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	September 30, 2018
	OWP	Punto Group,	Pro Forma
	Ventures, Inc.	Corp.	Combined

Revenue	$-	$-	$-

Operating expenses	675,884	25,900	701,784
Net operating loss	(675,884)	(25,900)	(701,784)

Other income (expense)	4,865	-	4,865
Net loss	$(671,019)	$(25,900)	$(696,919)

Gain on foreign currency translation	18,553	-	18,553
Net other comprehensive loss	$(652,466)	$(25,900)	$(678,366)

Weighted average number of common shares outstanding - basic and fully diluted	31,015,979	1,322,500	1,322,500

Net loss per share - basic and fully diluted	$(0.02)	$(0.02)	$(0.53)

	For the Nine Months Ended
	September 30, 2017
	OWP	Punto Group,	Pro Forma
	Ventures, Inc.	Corp.	Combined

Revenue	$-	$-	$-

Operating expenses	1,011	26,276	27,287
Net operating loss	(1,011)	(26,276)	(27,287)

Other income (expense):	-	-	-
Net loss	$(1,011)	$(26,276)	$(27,287)

Loss on foreign currency translation	(527)	-	(527)
Net other comprehensive loss	$(1,538)	$(26,276)	$(27,814)

Weighted average number of common shares outstanding - basic and fully diluted	100	1,322,500	1,322,500

Net loss per share - basic and fully diluted	$(10.11)	$(0.02)	$(0.02)

	For the Year Ended
	December 31, 2017
	OWP	Punto Group,	Pro Forma
	Ventures, Inc.	Corp.	Combined

Revenue	$-	$-	$-

Operating expenses	93,028	56,880	149,908
Net operating loss	(93,028)	(56,880)	(149,908)

Other income (expense):	-	-	-
Net loss	$(93,028)	$(56,880)	$(149,908)

Gain on foreign currency translation	1,900	-	1,900
Net other comprehensive loss	$(91,128)	$(56,880)	$(148,008)

Weighted average number of common shares outstanding - basic and fully diluted	100	1,322,500	1,322,500

Net loss per share - basic and fully diluted	$(930.28)	$(0.04)	$(0.11)

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